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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  June 29, 2000


                                 EARTHLINK, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                    001-15605                  58-2511877
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)


                      1430 WEST PEACHTREE STREET, SUITE 400
                             ATLANTA, GEORGIA 30309
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code:  404-815-0770

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On June 29, 2000, EarthLink, Inc., a Delaware corporation (the "Company"), dismissed PricewaterhouseCoopers LLP as the Company's independent accountants and engaged Ernst & Young LLP as its new independent accountants. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors.

         PricewaterhouseCoopers LLP's reports on the Company's financial statements for 1998 and 1999 (the two most recent fiscal years) contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

         None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

         The Company has requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated July 6, 2000 is filed as an Exhibit to this Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 EARTHLINK, INC.


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Date:  July 6, 2000                  By: /s/ Michael S. McQuary
                                     --------------------------
                                     Michael S. McQuary
                                     President
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